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                                                                       EXHIBIT 5

                   LEGAL OPINION OF CHRISTOPHER CAPUANO, ESQ.

                                                                January 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:               Proxicom, Inc.
                  1996 Stock Option Plan
                  Registration Statement on Form S-8


Gentlemen and Ladies:

                  I am Senior Vice President, General Counsel and Secretary to Proxicom, Inc., a Delaware corporation (the "Company"). This opinion letter has been prepared in connection with the Company's registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), of 7,000,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable upon the exercise of options granted or to be granted pursuant to the Company's 1996 Stock Option Plan (the "Plan"). This letter is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

                  I am familiar with the Company's corporate affairs and particularly with the Plan. Based upon the above, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. Nothing herein shall be construed to cause me to be considered an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                    Very truly yours,

                                    /s/ Christopher Capuano

                                    Christopher Capuano
                                    Senior Vice President, General Counsel
                                    and Secretary